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                                                                    EXHIBIT 10.2
               [ANNUITY AND LIFE RE (HOLDINGS), LTD. LETTERHEAD]

                                                               September 9, 2002

Robert M. Lichten
c/o Annuity and Life Re (Holdings), Ltd.
P.O. Box HM 98
Hamilton, HM 11, Bermuda

        RE: TRANSITION COMMITTEE

Dear Bob:
     The Board of Directors of Annuity and Life Re (Holdings), Ltd. (the "Company") has constituted a Transition Committee to oversee the management of the Company while the Board identifies an appropriate replacement for Lawrence
S. Doyle, its former President and Chief Executive Officer. It is currently contemplated that this committee shall be temporary and will be decommissioned after a replacement for Mr. Doyle is identified. You have been appointed to, and have agreed to serve as a member of, the Transition Committee.
     As a member of the Transition Committee, you will be responsible to oversee the management of the Company, as well as any capital raising or other strategic transaction undertaken by the Company. You acknowledge that you have reviewed and will comply with the Company's operating guidelines, including those provisions relating to where the business of the Company shall be conducted.
     The Board has established a monthly fee of $40,000 for members of the Transition Committee, effective September 1, 2002, which shall be in addition to any other compensation you receive as a member of the Company's Board of Directors. In addition, the Company shall reimburse you for all reasonable out-of-pocket expenses incurred in connection with the performance of your duties as a member of the Transition Committee.
     Please sign below to acknowledge and agree to the terms of this letter.

                                          The Board of Directors of
                                          Annuity and Life Re (Holdings), Ltd.

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
                                                          By: /s/ MICHAEL P. ESPOSITO, JR.
                                                          --------------------------------------------------------
                                                              Name: Michael P. Esposito, Jr.
                                                              Title: Chairman of the Compensation Committee
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Agreed to and acknowledged

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
By:    /s/ Robert M. Lichten
       -------------------------------------------------
Name: Robert M. Lichten
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